As filed with the Securities and Exchange Commission on July 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KLX ENERGY SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4904146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

KLX ENERGY SERVICES HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full titles of the plan)

Christopher J. Baker

1415 Louisiana Street, Suite 2900
Houston, Texas 77002
(832) 518-4094

(Name, address and telephone of agent for service)

Copies to:

Valerie Ford Jacob, Esq.
Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue
New York, New York 10022
(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common stock, par value $0.01 per share, to be issued pursuant to the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan	300,000 (2)	$9.79	$2,937,000	$381.23
Total	300,000	N/A	$2,937,000	$381.23

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (the “Common Stock”) of KLX Energy Services Holdings, Inc. (the “Registrant”) which become issuable under the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of determining the registration fee. Estimated based on the average of the high and low prices of the Common Stock, reported on the Nasdaq Global Select Market on July 28, 2020.
(4)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price calculated as described in note 3 above.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register 300,000 additional shares of Common Stock, to be reserved for issuance under the Plan, which are in addition to the 200,000 shares of Common Stock (prior to giving effect to the Registrant’s 1-for-5 reverse stock split implemented on July 28, 2020) under the Plan registered on the Registrant’s Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 13, 2018, Commission File No. 333-227321 (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The increase in the number of Common Shares authorized for issuance under the Plan was approved by the board of directors of the Registrant on June 23, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 will be sent or given to the participants in the Plan covered by this Registration Statement, as specified by the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated as of their respective dates in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the Commission on March 24, 2020;

•	The Registrant’s Annual Report on Form 10-K/A for the year ended January 31, 2020, filed with the Commission on May 29, 2020;

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020, filed with the Commission on June 5, 2020;

•	The Registrant’s Current Reports on Form 8-K filed on April 8, 2020, April 15, 2020, April 22, 2020, May 4, 2020, July 24, 2020, July 27, 2020, July 28, 2020 and July 29, 2020; and

•	The description of the Registrant’s Common Stock set forth in the section entitled “Description of KLXE Capital Stock” in the Joint Proxy Statement/Prospectus dated June 29, 2020, and any amendment or report filed with the Commission for the purpose of updating the description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission, and other documents or information deemed furnished but not filed under the rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the SEC on September 13, 2018)

3.2	Certificate of Amendment of Amended and Restated Articles of Incorporation of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38609) filed with the SEC on July 28, 2020)

3.3	Amended and Restated Bylaws of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38609) filed with the SEC on May 4, 2020)

4.1	KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the SEC on September 13, 2018)

4.2	Amendment No. 1 to the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan. (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K (File No. 001-38609) filed with the SEC on July 28, 2020)

5.1	Opinion of Freshfields Bruckhaus Deringer US LLP, counsel to the Registrant, regarding the legality of the securities being offered hereby (including consent).*

23.1	Consent of Deloitte & Touche LLP.*

23.2	Consent of PricewaterhouseCoopers LLP*

23.3	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).*

* Filed herewith

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 30th day of July, 2020.

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Christopher J. Baker
	Name:	Christopher J. Baker
	Title:	President and Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 30th day of July, 2020.

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Christopher J. Baker
	Name:	Christopher J. Baker
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Christopher J. Baker and Max L. Bouthillette as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of July, 2020:

Name		Title

By:	/s/ Christopher J. Baker	President and Chief Executive Officer
	Christopher J. Baker	(Principal Executive Officer)

By:	/s/ Keefer M. Lehner	Executive Vice President and Chief Financial Officer
	Keefer M. Lehner	(Principal Financial Officer)

By:	/s/ Geoffrey Sanford	Chief Accounting Officer
	Geoffrey Sanford	(Principal Accounting Officer)

By:	/s/ John T. Collins	Director
John T. Collins

By:	/s/ Corbin J. Robertson, Jr.	Director
Corbin J. Robertson, Jr.
By:	/s/ Dag Skindlo	Director
Dag Skindlo
By:	/s/ Dalton Boutté, Jr.	Director
Dalton Boutté, Jr.
By:	/s/ Gunnar Eliassen	Director
Gunnar Eliassen
By:	/s/ John T. Whates, Esq.	Director
John T. Whates, Esq.
By:	/s/ Richard G. Hamermesh	Director
Richard G. Hamermesh
By:	/s/ Stephen M. Ward, Jr.	Director
Stephen M. Ward, Jr.
By:	/s/ Thomas P. McCaffrey	Director
Thomas P. McCaffrey